Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2009 relating to the financial statements and financial statement schedule, which appears in Broadpoint Gleacher Securities Group, Inc.’s (formerly known as Broadpoint Securities Group, Inc.) Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
July 22, 2009